UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 2, 2020

NiSource Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-16189	35-2108964
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

801 East 86th Avenue Merrillville, Indiana	46410
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 647-5990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	NI	New York Stock Exchange

Depositary Shares, each representing a 1/1,000th ownership interest in a share of 6.50% Series B Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share, liquidation preference $25,000 per share and a 1/1,000th ownership interest in a share of Series B-1 Preferred Stock, par value $0.01 per share, liquidation preference $0.01 per share

	NI PR B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Background

As previously disclosed by NiSource Inc. (“NiSource”), NiSource and Bay State Gas Company d/b/a Columbia Gas of Massachusetts (“CMA”) (together with NiSource, “Seller”) entered into an asset purchase agreement (the “APA”) on February 26, 2020 with Eversource Energy, a Massachusetts voluntary association (“Buyer”), under which Seller agreed to sell to Buyer, with certain additions and exceptions, substantially all of the assets of CMA and related assets (all of the assets being sold to, and liabilities being assumed by, Buyer pursuant to the APA, the “Massachusetts Business”) (the “Transaction”).

The APA provides for various closing conditions, including the receipt of the approval of the Massachusetts Department of Public Utilities (“DPU”) and the final resolution or termination of all pending actions, claims and investigations, lawsuits or other legal or administrative proceedings against CMA and its affiliates under the jurisdiction of the DPU and all future actions, claims and investigations, lawsuits or other legal or administrative proceedings against Seller and its affiliates relating to the Greater Lawrence Incident under the jurisdiction of the DPU, each as determined by NiSource in its reasonable discretion (the “DPU Required Resolution”).

Settlement Agreement

On July 2, 2020, Buyer, Seller and Eversource Gas Company of Massachusetts, a wholly-owned subsidiary of Seller (“EGMA”), filed with the DPU a joint petition for the approval of the Transaction as contemplated by the APA and a proposed multi-year rate plan. The petition includes and seeks approval of a settlement agreement executed on July 2, 2020 (the “Settlement Agreement”) among, Buyer, Seller, EGMA, the Massachusetts Attorney General’s Office (“AGO”), the Massachusetts Department of Energy Resources (“DOER”), and the Low-Income Weatherization and Fuel Assistance Program Network (together with Buyer, Seller, EGMA, AGO and the DOER, the “Settling Parties”). The Settlement Agreement is conditioned on its approval in full by the DPU no later than September 30, 2020. Buyer and Seller seek to obtain the necessary approvals and satisfy all closing conditions by September 30, 2020, to facilitate a closing of the Transaction by November 1, 2020. If the DPU does not approve the Settlement Agreement in its entirety by September 30, 2020, or if, for any reason, the closing of the Transaction does not take place, the Settlement Agreement will be null and void, even if already approved by the DPU. Notwithstanding the foregoing, the Massachusetts Attorney General may, in her sole discretion, or DOER may, in its sole discretion, rescind the Settlement Agreement in its entirety prior to the DPU’s issuance of an order approving the Settlement Agreement; provided that notice of such rescission must be filed, or submitted electronically, in writing with the DPU. The Settling Parties agree that the requested date of September 30, 2020 for the approval of the Settlement Agreement may be extended upon the mutual consent of the Settling Parties and notification of such extension to the DPU.

Set forth below are descriptions of the provisions of the Settlement Agreement related to the DPU Required Resolution. The Settlement Agreement includes other provisions generally related to ratemaking and activities of Buyer and EGMA to occur after the closing of the Transaction and other conditions, as further described in the Settlement Agreement. Therefore, the below summary of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the provisions of the Settlement Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Termination of DPU Regulatory Matters. Under the Settlement Agreement, the Settling Parties agree that the terms of the Settlement Agreement achieve the DPU Required Resolution under the APA. Further, under the Settlement Agreement, CMA takes responsibility for the Greater Lawrence Incident and does not contest facts in the record sufficient to support the DPU’s investigations into pipeline safety and emergency response in DPU 19-140 and 19-141, respectively. If adjudicated, CMA could be subject to the payment of penalties potentially up to the maximum allowed by law.

The Settling Parties also agree that, upon the closing of the Transaction, (1) all pending actions, claims, investigations, lawsuits and proceedings against NiSource, CMA and their affiliates, and all of the respective directors, officers, employees, agents and representatives of NiSource, and CMA and their affiliates (such entities and individuals, collectively referred to as the “Discharged Persons”), under the DPU’s jurisdiction, shall be considered settled, resolved, and terminated; and (2) all future actions, claims, investigations, lawsuits and proceedings, whether known or unknown, against the Discharged Persons, in each case, relating to, arising out of, or in connection with the Greater Lawrence Incident (as defined in the APA), under the jurisdiction of the DPU shall be considered settled, resolved, and terminated. This includes the DPU’s investigations into pipeline safety and emergency response in DPU 19-140 and 19-141, respectively, as well as any other regulatory matters that could have been raised by the DPU relating to, arising out of, or in connection with the Greater Lawrence Incident.

The Settling Parties also agree that, upon the closing of the Transaction, all pending actions, claims, investigations, lawsuits, and proceedings against the Discharged Persons, which are the subject of the Consent Order shall be settled, resolved, and terminated. The “Consent Order” is a consent order the DPU will be issuing in DPU 19-140, including Compliance Actions (as defined in the Consent Order) that correspond to the entirety of cases pending before the DPU. The Settling Parties further agree, upon the closing of the Transaction, that the Consent Order (and the DPU’s associated Compliance Actions) addresses all outstanding pipeline safety compliance investigations, inquiries, or ongoing matters, regardless of whether subject to notices of probable violations (NOPVs) or related to the Greater Lawrence Incident, existing as of the execution date of the Settlement Agreement.

Termination of Massachusetts AGO Matters. Under the Settlement Agreement, the Settling Parties agree that, upon the closing of the Transaction, the Settlement Agreement shall constitute receipt from the AGO of an agreement, settlement, compromise, and consent: (1) to terminate with prejudice all pending actions, claims, lawsuits, investigations, or proceedings under the jurisdiction of the AGO against the Discharged Persons relating, arising out of, or in connection with, the Greater Lawrence Incident; and (2) not to commence on its own behalf any new action, claim, lawsuit, investigation or proceeding against any of the Discharged Persons relating, arising out of, or in connection with, the Greater Lawrence Incident.

Payment in Lieu of Penalties. Under the Settlement Agreement, the Settling Parties agree that, at the closing of the Transaction, NiSource will make a payment in lieu of penalties in full settlement of all of the pending and potential claims, lawsuits, investigations or proceedings settled by and released by the Settlement Agreement in the amount of $56.0 million.

Energy Relief Fund. Under the Settlement Agreement, the Settling Parties agree that the funds derived from the NiSource payment described above will be used to create an “Energy Relief Fund,” comprised of two components, designated as the “Merrimack Valley Renewal Fund” and the “Arrearage Forgiveness Fund,” in each case as further described in the Settlement Agreement. The Merrimack Valley Renewal Fund shall be jointly administered by the AGO and DOER. The Arrearage Forgiveness Fund shall be jointly administered by the AGO and Buyer.

***

The Settlement Agreement and the above description of the Settlement Agreement have been included to provide investors and security holders with information regarding the terms of the Settlement Agreement and are not intended to provide any other factual information about the Settling Parties or any of their respective subsidiaries, affiliates or businesses. The representations and warranties contained in the Settlement Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Settlement Agreement, may be subject to a contractual standard of materiality different from what might be viewed as material to security holders and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by the parties to each other. Investors and security holders should not rely on the representations and warranties contained in the Settlement Agreement as characterizations of the actual state of facts or condition of the Settling Parties or any of their respective subsidiaries, affiliates or businesses.

Item 8.01.	Other Events.

The close of the Transaction is targeted to occur by the end of the third quarter 2020 or shortly thereafter.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of federal securities laws. Investors and prospective investors should understand that many factors govern whether any forward-looking statement contained herein will be or can be realized. Any one of those factors could cause actual results to differ materially from those projected. Examples of forward-looking statements in this report include, but are not limited to, statements and expectations regarding the terms of the Settlement Agreement, approval of the Settlement Agreement, the closing of the Transaction, and developments and outcomes related to legal and regulatory matters. All forward-looking statements are based on assumptions that management believes to be reasonable; however, there can be no assurance that actual results will not differ materially. Factors that could cause actual results to differ materially from the plans discussed in this report include, among other things, the risk that the Transaction may not be completed in a timely manner or at all due to the failure to satisfy the conditions precedent to the consummation of the Transaction or otherwise; unanticipated difficulties or expenditures relating to the Transaction; compliance with the agreements entered into with the U.S. Attorney’s Office for the District of Massachusetts to settle the U.S. Attorney’s Office investigation relating to the Greater Lawrence Incident; potential incidents and other operating risks associated with our business; and other matters set forth in Item 1A, “Risk Factors” section of NiSource’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, NiSource’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, and in other filings with the Securities and Exchange Commission. NiSource expressly disclaims any duty to update, supplement or amend any of its forward-looking statements contained in this report, whether as a result of new information, subsequent events or otherwise, except as required by applicable law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1

Settlement Agreement, dated July 2, 2020, by and among Bay State Gas Company d/b/a Columbia Gas of Massachusetts, NiSource Inc., Eversource Gas Company of Massachusetts, Eversource Energy, the Massachusetts Attorney General’s Office, the Massachusetts Department of Energy Resources the Low-Income Weatherization and Fuel Assistance Program Network

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NISOURCE INC.

July 6, 2020	By:	/s/ Carrie J. Hightman
Carrie J. Hightman
Executive Vice President and Chief Legal Officer